COHEN, EYAL, YEHOSHUA & CO.
                          Certified Public Accounts (Isr.)




51 Weizmann St. P.O. Box 21592                  Cohen Eliahu, C.P.A. (Isr.)
Tel Aviv 61214,Israel                           Eyal Itamar, C.P.A. (Isr.)
Tel 03-6952210 - Fax 03-5953517                 Yehoshua Nissim, C.P.A. (Isr.)






                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------




               As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the financial statements of Ampal Enterprises Ltd. dated March 8, 1994 included in Ampal American Israel Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our firm included in this Registration Statement.




                                         /s/ Cohen, Eyal, Yehoshua & Co.
                                             Cohen, Eyal, Yehoshua & Co.
                                        Certified Public Accountants (Isr.)

          August 11, 1994